UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported):
March 3, 2023

BGSF, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36704	26-0656684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
5850 Granite Parkway, Suite 730
Plano, Texas 75024
(Address of principal executive offices, including zip code)

(972) 692-2400
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BGSF	NYSE

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Chief Financial Officer and Secretary

On March 3, 2023, the Board of Directors of BGSF, Inc. (“BGSF” or the “Company”) approved the appointment of John Barnett, age 56, as Chief Financial Officer and Secretary of the Company, effective March 20, 2023 (the “Commencement Date”).

Mr. Barnett has 25 years of experience in finance, strategy, M&A, accounting, and FP&A. Prior to BGSF, Mr. Barnett served as Chief Financial Officer of Protective Insurance (NASDAQ: PTVC) from October 2019 to February 2022, and as Chief Financial Officer of First Acceptance (NYSE: FAC) from November 2018 to September 2019. He also served as Vice President, Finance, for Broadcast Music, Inc. from March 2013 to November 2018, and in senior leadership roles with Anheuser-Busch. Barnett earned a Bachelor of Science degree from the U.S. Military Academy at West Point, a Master of Science in Engineering Management from Missouri University of Science and Technology, and an MBA from the University of Illinois Urbana-Champaign. Early in his career, Barnett served in the U.S. Army advancing to the rank of Captain.

On March 3, 2023, B G Staff Services, Inc., a subsidiary of the Company, entered into an Executive Employment Agreement (the “Employment Agreement”) with Mr. Barnett. The Employment Agreement remains in effect through December 31, 2025, and then under successive one-year extensions unless terminated pursuant to its terms. The initial annualized base salary will be $350,000 and will be raised to $375,000 effective March 25, 2024, and to $400,000 effective March 24, 2025. Mr. Barnett’s annualized base salary will be evaluated annually but may not be less than the then effective base salary. On the Commencement Date, Mr. Barnett will receive the following restricted stock and stock options, each with a three-year cliff vest on March 16, 2026:

Type	Number of shares or options
Restricted Stock	6,375
Stock Options	15,400

Mr. Barnett is eligible to receive an annual bonus based on the Company achieving certain adjusted EBITDA levels as reported in BGSF’s financial statements for the applicable fiscal year. Moreover, if certain acquisitions occur during his employment period, and Mr. Barnett is involved in the acquisition as described in the Employment Agreement, he will receive a bonus equal to 1% of the acquired company’s adjusted EBITDA, as determined by the Board, for the first 12 months after the acquisition’s closing date. The Compensation Committee may also grant discretionary bonuses, stock options, or restricted stock. Incentive-based compensation, payments and benefits provided to Mr. Barnett under the Employment Agreement will be subject to claw back under certain limited circumstances as described in the Employment Agreement.

In the event that Mr. Barnett’s employment is terminated for any reason, he is eligible to receive his accrued but unpaid base salary, earned but unpaid acquisition bonus, and (if the termination is due to death, involuntary termination without “cause,” termination for “good reason,” or expiration of the employment period) earned but unpaid bonus for the preceding fiscal year and a prorated annual bonus for the fiscal year in which the termination occurs (each calculated as described in the Employment Agreement). In the event Mr. Barnett’s employment is terminated without “cause” or for “good reason,” or as a result of the Company’s not extending the employment term, he will also receive a severance amount equal to 12 months of base salary, which severance is contingent upon Mr. Barnett’s execution and non-revocation of a separation agreement including a general release. Mr. Barnett will also become fully vested in any outstanding equity awards, subject to the conditions specified in the Employment Agreement. In the event Mr. Barnett is terminated by the Company without “cause” or by Mr. Barnett after a “change of control” within one year after such “change of control,” then the aforementioned severance amount would be increased from 12 months to 18 months.

On March 3, 2023, the Company and Mr. Barnett have also entered into a confidentiality, non-solicitation, non-interference and non-competition agreement, which remains in effect. Pursuant to the agreement, Mr. Barnett generally agrees not to disclose our confidential information (as defined in the agreement) and, for a period of eighteen months following his termination, not to solicit our client partners, interfere with our client partner and supplier relationships, or solicit our team members. Mr. Barnett also agrees not to compete with us for a period of twelve months after termination as defined in the agreement.

On March 3, 2023, the Company also entered into an Indemnification Agreement with Mr. Barnett. The Indemnification Agreement clarifies, and supplements indemnification provisions already contained in the Company’s Bylaws and generally provides for indemnification of Mr. Barnett to the fullest extent permitted by Delaware law, subject to certain exceptions, against expenses, judgments, fines, and other amounts actually and reasonably incurred in connection with his service as an executive officer and also provides for rights to advancement of expenses.

Resignation of Chief Financial Officer and Secretary

On March 3, 2023, Dan Hollenbach resigned as the Chief Financial Officer and Secretary of the Company and its subsidiaries, effective March 20, 2023, and will then act as a senior advisor with BGSF through April 30, 2024. Mr. Hollenbach’s resignation was part of the Company’s leadership succession plan and Mr. Hollenbach’s planned retirement.

On March 3, 2023, the Company and BG Staff Services, Inc., a subsidiary of the Company, entered into an Amended Executive Employment Agreement (the “Amended Employment Agreement”) with Mr. Hollenbach. The Amended Employment Agreement remains in effect through April 30, 2024, unless extended by mutual agreement or terminated pursuant to its terms. The Company will pay Mr. Hollenbach an annualized base salary of $339,200 which may be raised but may not be less than $339,200 annualized.
Mr. Hollenbach is eligible to receive an annual bonus for 2023 based on the Company achieving certain adjusted EBITDA levels as reported in BGSF’s financial statements for the applicable fiscal period. Moreover, if certain acquisitions occur during his employment period and Mr. Hollenbach was involved in the acquisition as described in the Amended Employment Agreement, Mr. Hollenbach will receive a bonus equal to 1% of the acquired company’s adjusted EBITDA, as determined by the Board, for the first 12 months after the acquisition’s closing date (with such bonus to be paid through the Company’s fiscal March 2024). The Compensation Committee may also grant discretionary bonuses, stock options or restricted stock. Incentive-based compensation, payments and benefits provided to Mr. Hollenbach under the Amended Employment Agreement will be subject to claw back under certain limited circumstances as described in the Amended Employment Agreement.

In the event that Mr. Hollenbach’s employment is terminated for any reason, he is eligible to receive his accrued but unpaid base salary, earned but unpaid acquisition bonus, and (if the termination is due to death or expiration of the employment period) unpaid bonus for 2023 and unpaid acquisition bonus (each calculated as described in the Amended Employment Agreement). If Mr. Hollenbach’s employment is terminated for any reason other than “cause,” or the expiration of the employment period, he will become fully vested in any outstanding equity awards, subject to the conditions specified in the Amended Employment Agreement. In the event Mr. Hollenbach’s employment is terminated without “cause” or for “good reason,” he will also receive a severance amount equal to any remaining base salary and bonuses which would have been due through April 30, 2024, which severance is contingent upon Mr. Hollenbach’s execution and non-revocation of a separation agreement including a general release.

The Company and Mr. Hollenbach have also entered into a confidentiality, non-solicitation, non-interference and non-competition agreement, which remains in effect. Pursuant to the agreement, Mr. Hollenbach generally agrees not to disclose our confidential information (as defined in the agreement) and, for a period of eighteen months following his termination, not to solicit our client partners, interfere with our client partner and supplier relationships, or solicit our team members. Mr. Hollenbach also agrees not to compete with us for a period of twelve months after termination as defined in the agreement.

The descriptions of the Employment Agreement, the Amended Employment Agreement, and the Indemnification Agreement set forth in this Item 5.02 are not complete and are qualified in their entirety by reference to the full text of such agreements.

Item 7.01	Regulation FD Disclosure

On March 6, 2023, the Company issued a press release in connection with the appointment of Mr. Barnett and resignation of Mr. Hollenbach, as the Company’s Chief Financial Officer and Secretary, a copy of which is furnished as Exhibit 99.1 to this Current Report. Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description
10.1	Form of Indemnification Agreement for director and executive officers of BGSF, Inc. (incorporated by reference from the registrant’s Current Report on Form 8-K filed on February 4, 2014)
10.2*	Executive Employment Agreement, dated as of March 3, 2023, between B G Staff Services, Inc. and John Barnett
10.3*	Amended Executive Employment Agreement, dated as of March 3, 2023, between BGSF, Inc., B G Staff Services, Inc. and Dan Hollenbach
99.1*	Earnings release dated	March 6, 2023
104.0*	Cover Page Interactive Data File (embedded within the Inline XBRL document)
•Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BGSF, INC.

Date:	March 9, 2023		/s/ Dan Hollenbach
		Name: Title:	Dan Hollenbach Chief Financial Officer and Secretary (Principal Financial Officer)